Exhibit 10.67
THIRD AMENDMENT TO LEASE

This Third Amendment to Lease ("Amendment") is dated February 14, 2024, for reference purposes only, and is entered into by and between Embarcadero Joint Venture, a California general partnership ("Lessor") and D-Wave Commercial Inc., a Delaware corporation ("Lessee") with reference to the following facts and objectives:

RECITALS

A.    Lessor and Lessee’s predecessor entered into that certain Lease dated January 15, 2013, as amended by that certain First Amendment to Lease dated January 29, 2018, and as further amended by that certain Second Amendment to Lease dated September 9, 2022 by and between Lessor and Lessee (collectively “Lease”) for premises commonly known as 2650 East Bayshore Road, Palo Alto, California ("Premises");

B.    The Term of the Lease was scheduled to expire on June 30, 2024, and Lessee exercised its option to extend the Term for a period of one (1) year extending the Term through and including June 30, 2025; and

C.    The parties desire to enter into this Amendment to confirm the extension of the Term of the Lease through June 30, 2025, and to amend certain other provisions of the Lease, all as set forth below.

NOW, THEREFORE, the parties agree as follows:

1.    Recitals. Lessor and Lessee agree that the above recitals are true and correct and are hereby incorporated herein as though set forth in full.

2.    Term Extension. Lessor and Lessee acknowledge that Lessee exercised the Extension Option granted to Lessee under the Second Amendment to the Lease, and, as a result of the same, the expiration date of the Term of the Lease is now June 30, 2025.

3.    Base Rent. In accordance with the terms of the Extension Option set forth in the Second Amendment, the monthly Base Rent under the Lease for the period of July 1, 2024, through and including June 30, 2025, shall be $[*****] per month.

4.    Condition of Premises. Lessee acknowledges and agrees (i) Lessee is familiar with the condition of the Premises, (ii) Lessee accepts the Premises in their existing condition "AS IS", and (iii) except for the limited HVAC replacement work set forth in Exhibit A attached hereto, Lessor shall not be obligated to provide or pay for any improvement, remodeling or refurbishment work or services related to the improvement, remodeling or refurbishment of the Premises.
5.    Option to Extend. Lessee is granted an option to extend the Term of the Lease pursuant to the terms of Addendum 1 attached hereto (“Additional Extension Option”). Lessee acknowledges and agrees that, except for the Additional Extension Option, there are no options to further extend or renew the term of the Lease, to expand the Premises, or to purchase all or any part of the property of Lessor, and any such options are hereby terminated.

6.    Brokers. Lessee warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment whose commission shall be payable by Lessor. If Lessee has dealt with any person, real estate broker or agent with respect to this Amendment, Lessee shall be solely responsible for the payment of any fee due to said person or firm, and Lessee shall indemnify, defend and hold Lessor free and harmless against any claims, judgments, damages, costs, expenses, and liabilities with respect thereto, including attorneys’ fees and costs.

7.    Ratification of Lease. Lessee acknowledges that the Lease is in full force and effect, there are currently no defaults nor claims existing under the Lease, and there are no amendments or addenda to the Lease Agreement other than those set forth herein.

8.    Effect of Amendment. Except as modified herein, the terms and conditions of the Lease shall remain unmodified and continue in full force and effect. In the event of any conflict between the terms and conditions of the Lease and this Amendment, the terms and conditions of this Amendment shall prevail.

Exhibit 10.67

9.    Definitions. Unless otherwise defined in this Amendment, all terms not defined in this Amendment shall have the meanings assigned to such terms in the Lease.

10.    Authority. Subject to the assignment and subletting provisions of the Lease, this Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns. Each party hereto and the persons signing below warrant that the person signing below on such party’s behalf is authorized to do so and to bind such party to the terms of this Amendment.

11.    Miscellaneous.

a.     Counterparts and Electronic Signatures: This Amendment may be signed in two or more counterparts. When at least one such counterpart has been signed by each party, this Amendment shall be deemed to have been fully executed and each counterpart shall be deemed to be an original and all counterparts taken together shall be one and the same Amendment. This Amendment may be signed by faxed, e-mailed or other electronic signatures (e.g., DocuSign) and faxed, e-mail, or such other electronic signatures hereon shall be deemed originals for all purposes.

b.    Incorporation. This Amendment is incorporated into the Lease by reference and all terms and conditions of the Lease (except as expressly modified herein) are incorporated into this Amendment by reference.

c.    Neutral Interpretation. This Amendment shall be interpreted neutrally between the parties regardless of which party drafted or caused to be drafted this Agreement.

d.    Integration. This Amendment and the Lease comprises the entire agreement between the parties.
e.    Consent to the Removal of Personal Property. The Lessor agrees to negotiate in good faith with respect to any commercially reasonable documents or agreements that are required by the Lessee’s lender at any time and from time to time, including, but not limited to, a consent to removal of personal property from the Premises, where such personal property serves as collateral for the Lessee’s obligations under a loan agreement with the lender. Lessee agrees that Lessee shall reimburse Lessor, within ten (10) days following Lessor’s delivery to Lessee of an invoice for the same, for Lessor’s reasonable attorney’s fees incurred in connection with any such review and negotiation of any documents requested by Lessee’s lender.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

Exhibit 10.67

LESSOR:

Embarcadero Joint Venture,
a California general partnership

By: Handley Management Corporation
Its: Managing General Partner

By: /s/ David Barron_________
David Barron
Its: President

Date: __2 / 28 / 2024______________

LESSEE:

D-Wave Commercial Inc.,
a Delaware corporation

By: ____/s/ John M. Markovich___________

Print: __ John M. Markovich_ ____________

Its: ____Chief Financial Officer___________

Dated: _ 2 / 28 / 2024___________________

ACKNOWLEDGEMENT BY GUARANTOR

Guarantor, D-Wave Systems Inc., a Canadian corporation, hereby acknowledges the foregoing amendment and acknowledges and agrees that Guarantor’s obligations under the Guaranty continue in full force and effect to Lessee’s obligations under the Lease as amended by the foregoing Third Amendment.

D-Wave Systems Inc.,
a Canadian corporation

By: ____/s/ John M. Markovich___

Its: ____ Chief Financial Officer __

Dated: __2 / 28 / 2024___________

Exhibit 10.67

Exhibit A
HVAC Replacement
This exhibit, entitled "HVAC Replacement", is and shall constitute Exhibit A to that certain Third Amendment to Lease Agreement dated February 14, 2024 (the “Amendment”), by and between Embarcadero Joint Venture, a California general partnership ("Lessor") and D-Wave Commercial Inc., a Canadian corporation ("Lessee"). Lessor and Lessee hereby agree that the Amendment is hereby supplemented as follows:

1.    HVAC Replacement. Subject to the terms and conditions of this Exhibit set forth below, Lessor agrees to replace HVAC unit “AC-3A” as depicted on Exhibit A-1 attached hereto (the "HVAC Replacement”). Lessor shall not be obligated to pay for any improvements to the Leased Premises other than the HVAC Replacement, and Lessee acknowledges and agrees that the costs incurred by Lessor in connection with such HVAC Replacement shall be reimbursable by Lessee to Lessor, on an amortized basis as Additional Rent, in accordance with the reimbursement requirements of the last paragraph of Section 10 of the Lease. At Lessor’s option, Lessee shall be required to execute or initial such further plans and/or specifications as Lessor may prepare acknowledging the HVAC Replacement that is to occur.

2.    Substantial Completion. Lessor shall attempt to achieve Substantial Completion (defined below) of the HVAC Replacement within a commercially reasonable period of time following the mutual execution of the Amendment, subject to delays beyond the reasonable control of the Lessor. The HVAC Replacement shall be deemed substantially complete on the date Lessor’s contractor notifies Lessor that the HVAC Replacement is substantially completed ("Substantial Completion"). If Substantial Completion has not occurred within a commercially reasonable period of time, (i) Lessor agrees to use reasonable efforts to achieve Substantial Completion of the HVAC Replacement as soon as practicable thereafter, (ii) Lessor shall not be deemed to be in breach or default of the Lease or this document as a result thereof, and (iii) Lessor shall have no liability to Lessee as a result of any delay in occupancy (whether for damages, abatement of all or any portion of the Rent, or otherwise). The HVAC Replacement shall belong to Lessor and shall be deemed to be incorporated into the Leased Premises for all purposes of the Lease.

3.    Lessee Delays. Any delay attributable to Lessee and/or any of Lessee's employees, agents, contractors or representatives, including, but not limited to, any changes to the HVAC Replacement requested by Lessee, shall be considered "Lessee Delays". It is the intention of the parties that Lessee shall be wholly and completely responsible for any and all consequences to the extent attributable to such delays, including, without limitation, any costs and expenses attributable to any such Lessee Delays.

4.    Work During Lessee's Occupancy. It is acknowledged and agreed that the HVAC Replacement hereunder will occur during a period of Lessee’s access to the Leased Premises. Lessee's employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees shall fully cooperate, work in harmony and not, in any manner, interfere with Lessor or Lessor's agents or representatives in performing the HVAC Replacement.

5.    Lease Provisions; Conflict. The terms and provisions of the Lease, insofar as they are applicable, in whole or in part, to this Exhibit, are hereby incorporated herein by reference. In the event of any conflict between the terms of the Lease and this Exhibit, the terms of this Exhibit shall prevail.

Exhibit 10.67
Exhibit A-1
Depiction of HVAC Unit AC-3A

The HVAC unit to be replaced is the unit designated as “AC-3A” in the image below.

[*****]

Exhibit 10.67

Addendum 1
Option to Extend the Lease Term

This Addendum 1 (the "Addendum") is incorporated as a part of that certain Third Amendment to Lease Agreement dated February 14, 2024 (the "Amendment"), by and between Embarcadero Joint Venture, a California general partnership ("Lessor") and D-Wave Commercial Inc., a Delaware corporation ("Lessee"). Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Amendment.

1.    Grant of Extension Option. Subject to the provisions, limitations and conditions set forth in Paragraph 5 below, Lessee shall have an Option ("Option") to extend the term of the Lease, as modified in the Amendment, for one (1) year through June 30, 2026 (the "Extended Term").

2.    Lessee's Option Notice. Lessee shall have the right to deliver written notice to Lessor of its intent to exercise this Option (the "Option Notice"). If Lessor does not receive the Option Notice from Lessee on a date which is neither more than one hundred eighty (180) days nor less than one hundred twenty (120) days prior to the end of the term of the Lease, all rights under this Option shall automatically terminate and shall be of no further force or effect. Upon the proper exercise of this Option, subject to the provisions, limitations and conditions set forth in Paragraph 5 below, the term of the Lease shall be extended for the Extended Term.

3.    Base Monthly Rent for the Extended Term. The Base Monthly Rent for the Extended Term shall be $[*****] per month.

4.    Condition of Premises and Brokerage Commissions for the Extended Term. If Lessee timely and properly exercises this Option, in strict accordance with the terms contained herein: (1) Lessee shall accept the Premises in its then "As-Is" condition and, accordingly, Lessor shall not be required to perform any additional improvements to the Premises; and (2) Lessee hereby agrees that it will be solely responsible for any and all brokerage commissions and finder's fees payable to any broker now or hereafter procured or hired by Lessee or who otherwise claims a commission based on any act or statement of Lessee ("Lessee's Broker") in connection with the Option. Lessee hereby further agrees that Lessor shall in no event or circumstance be responsible for the payment of any such commissions and fees to Lessee's Broker, and Lessee shall indemnify, defend and hold Lessor free and harmless against any liability, claim, judgment, or damages with respect thereto, including attorneys’ fees and costs.

5.    Limitations On, and Conditions To, Extension Option. This Option is personal to Lessee and may not be assigned, voluntarily or involuntarily, separate from or as part of the Lease. At Lessor's option, all rights of Lessee under this Option shall terminate and be of no force or effect if any of the following individual events occur or any combination thereof occur: (1) Lessee has been in default at any time during the term of the Lease, or is in default of any provision of the Lease on the date Lessor receives the Option Notice; and/or (2) Lessee has assigned its rights and obligations under all or part of the Lease or Lessee has subleased all or part of the Premises; and/or (3) Lessee has failed to exercise properly this Option in a timely manner in strict accordance with the provisions of this Addendum; and/or (4) Lessee no longer has possession of all or any part of the Premises under the Lease, or if the Lease has been terminated earlier, pursuant to the terms and provisions of the Lease.

6.    Time is of the Essence. Time is of the essence with respect to each and every time period described in this Addendum.